Exhibit 10.17

UNILIFE CORPORATION
EMPLOYEE STOCK OPTION PLAN

Adopted by the Board of Directors on: November 11, 2009
Commencement Date: [                    ] 2009

TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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RULES OF THE UNILIFE CORPORATION EMPLOYEE STOCK OPTION PLAN
1	Background

1.1	Name of Plan

The Plan is called the “Unilife Corporation Employee Stock Option Plan”.

1.2	Purpose of the Plan

The purpose of the Plan is to:
(a)	assist in the motivation and retention of Employees;

(b)
encourage Employees to work in ways that will enhance shareholder value and give them the opportunity to have a greater involvement with and to share in the future growth and profitability of the Company;

(c)	recognise the importance of the Employees to the long term performance and success of the Company and to encourage Employees to focus on the long term goals of the Company; and

(d)	provide Employees with a means of acquiring a right to acquire Shares in the Company, in accordance with these Rules.
1.3	Rules of Plan binding
The Plan will operate in accordance with the terms and conditions set out in these Rules and the Rules will bind each Group Company, each Participant and each Nominator.
With respect to Options granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the provisions detailed in Appendix A shall apply notwithstanding anything in the Plan, Application Form, or Option Certificate to the contrary.
1.4	Commencement of Plan

The Plan will take effect on such date as the Board decides.

1.5	Governing law
This Plan is governed by and is to be construed in accordance with the laws of Delaware, USA, without regard to its conflict of laws principles, and these Rules are to be interpreted subject to all Relevant Laws. Each Participant, the Company and any Associated Body Corporate irrevocably and unconditionally agrees and submits to the personal jurisdiction and venue in the federal or state courts in the districts which include the city and state in which the principal executive offices of the Company are located on the date on which the suit arises with respect to any suits relating to the Options.
2	Dictionary and interpretation

2.1	Dictionary

In these Rules, unless the context otherwise requires:
Application Form means a duly completed and executed application for the issue of Options made by an Employee or his or her nominee approved under Rule 4.3 in respect of an Offer, in a form approved by the Plan Committee from time to time;

ASIC means the Australian Securities and Investments Commission;
Associated Body Corporate means a body corporate:
(a)	that is a related body corporate of the Company pursuant to section 50 of the Corporations Act; or

(b)	that has voting power in the Company of not less than 20%; or

(c)	in which the Company has voting power of not less than 20%;
(applying the definition of “voting power” contained in section 610 of the Corporations Act);
ASX means, as the context requires:
(a)	ASX Ltd ACN 008 624 691 and any successor body corporate; or

(b)	the financial market operated by the body corporate referred to in paragraph (a);
Board means all or some of the directors of the Company acting as a board or its delegate;
Business Day means any day on which trading banks generally are open for business in Sydney excluding a Saturday, Sunday or a public holiday in Sydney;
CDIs means CHESS Depositary Interests;
Change of Control Event means the occurrence of any of the following events:
(a)	a change of Ownership of the Company;

(b)	a change of Effective Control of the Company; or

(c)	a change of Ownership of Assets of the Company;
as described in these Rules and construed consistent with Section 409A of the Code. For the purposes of a Change of Control Event, fair market value is determined by the Board, and share ownership is determined under section 318(a) of the Code. A Change of Control Event excludes any transfer to a related person as described in Section 409A of the Code or a public offering of the Shares;
Change of Effective Control of the Company means the date on which a majority of members of the Company’s full board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s full board of directors before the date of the appointment or election;
Change of Ownership of Assets of the Company means the date on which any one person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

Change of Ownership of the Company means the date on which any one Person acquires, or Persons Acting as a Group acquire, ownership of Shares that, together with the Shares held by such Person or Persons Acting as Group, constitutes more than 50% of the total fair market value or total voting power of the Shares of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons Acting as a Group is not considered to cause a Change of Ownership of the Company or to cause a Change of Effective Control of the Company. An increase in the percentage of Shares owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its Shares in exchange for property will be treated as an acquisition of Shares;
Code means the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder;
Company means Unilife Corporation, a corporation incorporated in Delaware, USA;
Corporations Act means the Corporations Act 2001 (Cth);
Employee means any full-time or part-time employee of any Group Company and includes any such employee on maternity leave, long service leave or other special leave as approved by the Plan Committee from time to time and also includes a director of any Group Company but does not include an employee who has been given notice of dismissal for misconduct from employment with a Group Company (or has given notice of resignation from such employment in order to avoid such dismissal) whom the Plan Committee, in its absolute discretion, determines is eligible to receive an Offer under the Plan; provided, however, that solely for purposes of the grant of Options under the Plan in provision of the option scheme consideration pursuant to that certain Merger Implementation Agreement dated 1 September 2009 between Unilife Medical Solutions Limited and the Company, the term “Employee” shall include all persons who were holders of UMSL Options notwithstanding the person’s current employment status or lack thereof with any Group Company;
Encumbrance means any mortgage, charge, lien, pledge, arrangement for retention of title, any right, power, interest or arrangement having the purpose or effect of providing security for, or otherwise protecting against default in respect of, the obligation of any person or any other third party interest of any nature whatsoever;
Exchange Act means the United States Securities Exchange Act of 1934, as amended, including the rules promulgated thereunder;
Exercise Notice means a duly completed and executed notice of exercise of an Option by a Participant, in a form approved by the Plan Committee from time to time;
Exercise Period means the period commencing on the First Exercise Date and ending on the Last Exercise Date;
Exercise Price means the amount payable by the Participant on the exercise of the Option, being the amount determined by the Plan Committee and set out in the Offer (adjusted, if appropriate, in accordance with Rule 11);

First Exercise Date with respect to an Option means the earlier of:
(a)	the date on which the Option vests as determined by the Plan Committee and as specified in the Offer in respect of that Option;

(b)	the date on which a Special Circumstance arises in respect of the Participant holding the Option; and

(c)	the period of 7 days immediately prior to the date on which the Change of Control Event occurs, or such other period as determined by the Plan Committee;
Grant Date means, with respect to an Option, the date on which the Plan Committee grants the Option to a Participant;
Group means the Company and each Subsidiary;
Group Company means any company in the Group;
Last Exercise Date with respect to an Option means, unless otherwise specified in an Offer:
(a)	where the Performance Hurdles in respect of an Option have not been satisfied, the date 3 months after the fifth anniversary of the Grant Date; or

(b)	where the Performance Hurdles in respect of an Option have been satisfied, the date 6 months after the fifth anniversary of the Grant Date; or

(c)
if a Special Circumstance arises in respect of a Participant holding an Option, the date 3 months (or such longer period as may be determined by the Plan Committee) after the Special Circumstance arises; or

(d)	if a Change of Control Event occurs while a Participant holds an Option, the date immediately prior to the date of the Change of Control Event;
Legal Personal Representative means the executor or trustee of the will or an administrator of the estate of a deceased person, the trustee of the estate of a person under a legal disability or a person who holds an enduring power of attorney granted by another person;
Listing Rules means, while the Company is admitted to the official list of the ASX, the listing rules of the ASX and any other rules of the ASX that are applicable. In the event that the Shares become listed for trading on any other securities exchange or market, the term “Listing Rules” shall also mean the applicable rules of such exchange or market;
Nominator means an Employee who has renounced an Offer in favour of a nominee approved under Rule 4.3 which nominee has accepted that Offer;
Offer means an invitation to an Employee made by the Company under Rule 4.1 to apply for Options;
Option means an option issued to a Participant under the Plan to subscribe for one Share on the terms set out in the Offer and in this Plan;

Option Certificate means a certificate issued under these Rules in the form approved by the Plan Committee from time to time, or if the Plan Committee determines that Options are uncertificated, then a statement issued to the Participant, disclosing:
(a)	the number of Options entered in the register of Option holders in respect of the Participant; and

(b)	the information in Rule 6.4;
Participant means a person who holds Options that have been issued under the Plan including, where a Participant dies or becomes subject to a legal disability, the Legal Personal Representative of that Participant;
Performance Hurdles means, in respect of any Option, those conditions (if any) determined by the Plan Committee and specified in an Offer that, subject to these Rules, must be satisfied before the Option can be exercised;
Person means any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Shares of the Company in a registered public offering;
Persons Acting as a Group means persons who are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company. If a Person owns shares in both corporations that enter into a merger, consolidation, purchase or acquisition of shares, or similar transaction, such shareholder is considered to be a Person Acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be Persons Acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own shares of the same corporation at the same time, or as a result of the same public offering;
Plan means means this Employee Stock Option Plan established and operated in accordance with these Rules;
Plan Committee means the committee of the Board to which power to administer the Plan has been delegated or if there has been no delegation, the Board;
Redundancy means in respect of a Participant the termination of employment with the Company or any Group Company of that Participant (if he or she is an Employee) or of that Participant’s Nominator (if the Participant is not an Employee) by reason of a restructure or a state of affairs within the Company or Group Company whereby the position previously occupied by that person no longer exists within the Company or any Group Company and where the Plan Committee in its absolute discretion determines that such an event qualifies as a Redundancy for the purposes of these Rules;

Relevant Law means one or more, as the context requires, of the following:
(a)	the Corporations Act including any and all regulations made under the Corporations Act;

(b)	the Listing Rules;

(c)	the charter of the Company;

(d)
the United States Securities Act of 1933, as amended (including the rules thereunder), Exchange Act and any other applicable United States federal or state law, including without limitation the Delaware General Corporation Law; or

(e)
any practice note, policy statement, class order, declaration, guideline, policy or procedure pursuant to the provisions of which any of the SEC, ASIC or ASX is authorised or entitled to regulate, implement or enforce, either directly or indirectly, the provisions of any of the foregoing statutes, regulations or rules or any conduct of any duly authorised person, pursuant to any of the above mentioned statutes, regulations or rules;

Restricted Shares means Shares held under the Plan which are subject to the restrictions under Rule 8;
Retirement means in respect of a Participant resignation from employment with the Company or any Group Company of that Participant (if he or she is an Employee) or of that Participant’s Nominator (if the Participant is not an Employee) in circumstances where the Board is satisfied that person intends no longer to work on a full-time basis;
Rules means the rules governing the operation of the Plan set out in this document, as amended from time to time;
SEC means the United States Securities and Exchange Commission;
Share means a fully paid share of the common stock of the Company, par value US$.01 per share, in the form of either common stock or CDIs;
Special Circumstances with respect to a Participant means:
(a)	the Retirement of the Participant;

(b)	the Redundancy of the Participant;

(c)	the death of the Participant or that Participant’s Nominator;

(d)	the Total and Permanent Disablement of the Participant; or

(e)
any other circumstances determined by the Plan Committee in its absolute discretion at any time (whether in relation to the Participant or the Nominator, a class of Participants or a class of Nominators, a particular circumstance or a class of circumstances) and whether before or after the Grant Date and which is notified to the Participant and the relevant Nominator in writing;

Subsidiary means a body corporate (whether incorporated under the Corporations Act or not) of which the Company is a holding company for the purposes of Division 6 of Part 1.2 of the Corporations Act;

Tax includes any tax, levy, charge, impost, GST, deduction, compulsory loan, duty or withholding which is assessed, levied or imposed by any government or any governmental, semi-governmental or judicial entity or authority and includes any interest, penalty, fine, charge, fee or other amount, imposed on or in respect of the above;
Total and Permanent Disablement means in respect of a Participant the disablement of that Participant (if he or she is an Employee) or of that Participant’s Nominator (if that Participant is not an Employee) the effect of which is, in the opinion of the Plan Committee, likely to be permanent and will prevent that person from continuing his or her current employment with the Company or any Group Company;
UMSL Options means share options granted under the Rules of the Unilife Medical Solutions Limited Employee Share Option Plan; and
vest in relation to an Option means become capable of exercise in accordance with the Rules subject only to the satisfaction of the Performance Hurdles, if any, in respect of that Option (and vested and vesting shall have a corresponding meaning).
2.2	Interpretation
In these Rules, unless the context otherwise requires:
(a)	headings are for convenience only and shall not affect the interpretation of these Rules;

(b)	words denoting the singular include the plural, and the converse also applies;

(c)	words denoting any gender include all genders;

(d)	any reference to any agreement or document (including these Rules) includes that agreement or document as amended, consolidated, novated, supplemented or replaced from time to time;

(e)	any reference to a Rule or paragraph means a rule or paragraph of these Rules;

(f)
references to any legislation or a provision of any legislation includes a modification or re-enactment of the legislation or a legislative provision substituted for, and all legislation and statutory instruments and regulations issued under, the legislation; and

(g)	where an act or thing must be done on a particular day or within a particular period, that act or thing must be done before, and that period ends at, 5.00 pm Sydney time on the relevant day.
3	Participation and eligibility

3.1	Employees and nominees only to be granted Options

Unless the Plan Committee determines otherwise, no Options may be granted to a person under the Plan unless the person is, as at the Grant Date, an Employee or a nominee of an Employee who is approved under Rule 4.3.

3.2	Compliance with Relevant Laws

No Option may be offered or granted to, or exercised by, an Employee or his or her nominee approved under Rule 4.3, or a Participant (as applicable) if to do so would contravene a Relevant Law.

3.3	Limitation on Offers that can be made

The Plan Committee must not offer any Options to an Employee under the Plan if the total number of Shares to be received on exercise of the Options the subject of the Offer, when aggregated with:
(a)
the number of Shares which would be issued were each outstanding offer with respect to Shares, units of Shares and options to acquire unissued Shares, being an offer made or option acquired pursuant to the Plan or any other employee share or option scheme extended only to employees or directors of the Company or an Associated Body Corporate to be accepted or exercised; and

(b)
the number of Shares issued during the previous five years pursuant to the Plan or any other employee share or option scheme extended only to employees or directors of the Company or an Associated Body Corporate;

but disregarding any offer made, or option acquired or Share issued by way of or as a result of:
(c)	an offer to a person situated at the time of receipt of the offer outside Australia; or

(d)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act; or

(e)	an offer that did not require the giving of a Product Disclosure Statement because of section 1012D of the Corporations Act; or

(f)	an offer made under a disclosure document or Product Disclosure Statement, would exceed 5% of the total number of issued Shares as at the time of the Offer.

4	Offers

4.1	Plan Committee may make Offers
Subject to these Rules, the Plan Committee in its discretion may from time to time make Offers to Employees.
4.2	Contents of Offer
An Offer must be in writing and may state, as applicable:
(a)	the name and address of the Employee to whom the Offer is made;

(b)	the date of the Offer;

(c)	the period in which the invitation constituted by the Offer can be accepted by the Employee or his or her nominee approved under Rule 4.3;

(d)	the maximum number of Options which may be applied for and the number of Shares to which the Options relate;

(e)	the expected Grant Date of the Options the subject of the Offer;

(f)	the expected Exercise Period of the Options the subject of the Offer;

(g)	the Exercise Price or the manner of determining the Exercise Price of the Options the subject of the Offer;

(h)	any Performance Hurdles that attach to the Options the subject of the Offer including the date, if any, by which the Performance Hurdle must be satisfied;

(i)	the minimum number of Options which may be exercised at any one time (if any); and

(j)	any other terms and conditions applicable to the Offer, including any other matters required to be specified in the Offer by any Relevant Law.
4.3	Nominee of Employee
(a)
An Employee who receives an Offer may renounce the Offer in favour of his or her nominee who has been approved by the Plan Committee in its absolute discretion before the end of the period in which the invitation constituted by the Offer can be accepted (the “acceptance period”).

(b)
The Employee must provide the Plan Committee with written notice of the details of the nominee in whose favour they wish to renounce the Offer at least 3 (three) Business Days prior to the end of the acceptance period unless otherwise agreed by the Plan Committee. The Plan Committee may in its absolute discretion accept or reject a proposed nominee.

(c)
If an Employee advises the Plan Committee of its proposed nominee in compliance with this Rule, the Plan Committee must inform the Employee of its acceptance or rejection of the proposed nominee at least 2 (two) Business Days prior to the close of the acceptance period.

5	Application for Options

5.1	Acceptance of Offer
An Employee or his or her nominee approved under Rule 4.3 may accept the invitation constituted by an Offer by giving to the Company an Application Form within the acceptance period specified in the Offer.
5.2	Lapse of Offer
An Offer not accepted in accordance with Rule 5.1 lapses unless the Plan Committee determines otherwise.

6	Issue of Options

6.1	Acceptance of Application Form
The Plan Committee may, within 30 days after receiving a duly completed Application Form but subject to the conditions of the Offer, approve and accept the Application Form.
6.2	Issue of Options
Following acceptance of an Application Form under Rule 6.1, the Company will:
(a)	issue to the Employee or his or her nominee approved under Rule 4.3 all of the Options the subject of the Application Form; and

(b)	notify the Employee or his or her nominee approved under Rule 4.3 in writing of the Grant Date and the Exercise Period of those Options.
6.3	Becoming a Participant
An Employee or his or her nominee approved under Rule 4.3 becomes a Participant and is bound by these Rules upon the issue of an Option. A Nominator will become bound by these Rules upon the issue of an Option to the relevant nominee.
6.4	Option Certificates
The Company must give a Participant one or more Option Certificates stating:
(a)	the number of Options issued to the Participant;

(b)	the Exercise Price of those Options;

(c)	the Exercise Period of those Options; and

(d)	the Grant Date of those Options.
6.5	No consideration payable for Options

No monetary consideration is payable by Participants for the issue of Options under the Plan.

6.6	Entitlement to underlying Shares
Subject to these Rules, each Option confers on its holder the entitlement to subscribe for and be issued one fully paid Share at the Exercise Price. Whilst the Company remains listed on ASX, the Participant will be entitled to elect whether to receive the Shares in the form of common stock of the Company or as CDIs.
6.7	No interest in Shares until issued
A Participant has no interest in a Share the subject of an Option held by the Participant unless and until the Share is issued to that Participant under these Rules.

7	Exercise of Options

7.1	Exercise during Exercise Period
Subject to Rules 3.2, 7 and 9, an Option may be exercised at any time during the Exercise Period for that Option.
7.2	Performance Hurdles
Subject to Rules 7.3 and 7.4, if the Offer in respect of an Option has specified any Performance Hurdles, that Option may not be exercised unless and until those Performance Hurdles have been satisfied, reached or met.
7.3	Waiver of Performance Hurdles where Special Circumstances or Change of Control
The Performance Hurdles attaching to an Option will be automatically waived on the occurrence of a Special Circumstance in respect of the Participant or on the occurrence of a Change of Control Event.
7.4	Waiver of Performance Hurdles at discretion of Plan Committee
The Plan Committee may, at its absolute discretion, by notice to the Participant and the relevant Nominator reduce or waive the Performance Hurdles attaching to an Option in whole or in part at any time and in any particular case.
7.5	Exercise of Options
Subject to these Rules, Options that have not lapsed and are able to be exercised in accordance with these Rules may be exercised by the Participant giving to the Company:
(a)	an Exercise Notice;

(b)	the Option Certificate for those Options; and

(c)
a cheque payable to the Company (or another form of payment acceptable to the Plan Committee) for the amount determined by multiplying the number of Options then being exercised by the Exercise Price of those Options.

7.6	Issue of Shares
(a)
After receipt of the full amount payable by a Participant in accordance with Rule 7.5 the Company will, subject to Rule 3.2, issue to the Participant that number of Shares that relate to the Options being exercised.

(b)	Shares issued by the Company under the Plan will on and from the date of issue:
(i)	be credited as fully paid;

(ii)	rank equally with all existing issued Shares in respect of all rights issues and dividends which have a record date for determining entitlements on or after the date of issue of those Shares; and

(iii)	otherwise rank equally with Shares of the Company that are on issue at the time of issue.
(c)	The Participant to whom the Shares are issued under the Plan will be deemed to have agreed to be bound by the Company’s charter in respect of those Shares.

7.7	Quotation of Shares
If Shares are quoted on the financial market operated by the ASX at the time of issue of Shares under the Plan, the Company must apply for official quotation of those Shares issued under the Plan on the financial market operated by the ASX and any other financial markets on which Shares are then quoted.
7.8	Partial exercise of Options
(a)
A Participant may only exercise Options in multiples of 100 or such other multiple as the Plan Committee determines unless the Participant exercises all Options that are covered by a certificate that are able to be exercised by him or her at that time.

(b)
The exercise by a Participant of only some of the Options held by the Participant does not affect the Participant’s right to exercise at a later date in accordance with the Rules other Options held by the Participant.

7.9	Replacement Option Certificate
If a Participant submits an Exercise Notice in respect of only part of the Options covered by an Option Certificate, the Company must issue an Option Certificate stating the remaining number of Options held by the Participant.
8	Restriction on disposal of Shares

8.1	Restrictions on Shares
All Shares acquired pursuant to an exercise of Options are subject to the restrictions set out in this Rule 8, unless the holder of the Shares or the relevant Nominator has at the time of exercise of the Option already ceased employment with the Group or such restrictions are in contravention of Relevant Law.
8.2	Restriction on disposal of Shares in Plan
A holder of Restricted Shares must not grant an Encumbrance over, dispose of or otherwise deal with (or purport to grant an Encumbrance over, dispose of or otherwise deal with) any of those Restricted Shares (or any interest in those Restricted Shares) while those Restricted Shares are held in the Plan and are subject to these Rules.
8.3	Holding lock on Restricted Shares
Subject to the Listing Rules, the Company must apply a holding lock or ensure that such a holding lock is applied in respect of all Restricted Shares so as to prevent the transfer of those Restricted Shares.

8.4	Paper transfers
Subject to the Listing Rules, the Company must not register any paper transfer that it receives in respect of Restricted Shares.
8.5	Withdrawal of Restricted Shares from Plan
A holder of Restricted Shares may apply in writing to the Plan Committee at any time to withdraw all of or a portion of the Restricted Shares held by the holder from the Plan.
8.6	Acceptance of application to withdraw Restricted Shares
(a)	The Plan Committee may in its absolute discretion refuse to accept an application to withdraw any Restricted Shares from the Plan:
(i)	if any debts owed by the holder or the relevant Nominator to any Group Company have not been repaid or arrangements have not been made for repayment; or

(ii)
where any of the circumstances set out in Rule 9.2(a) have occurred, unless the Group has been recompensed for any loss or damage suffered in those circumstances or arrangements satisfactory to the Plan Committee have been made.

(b)
Without limiting the powers of the Plan Committee, the Plan Committee may determine that the holder of Restricted Shares is to sell all or any of those Restricted Shares and apply the proceeds to repay any debt referred to at paragraph (a)(i) above and/or to recompense the Group for any loss suffered as a result of any of the circumstances referred to in paragraph (a)(ii) above and pay any balance to the holder.

(c)
The holder of Restricted Shares appoints the Plan Committee as his or her attorney to do all things necessary to sell Restricted Shares in respect of which the Plan Committee has made a determination under paragraph (b) and to do all things necessary to give effect to paragraph (b).

(d)	Subject to paragraphs (a) and (b), the Plan Committee must not unreasonably refuse to accept an application to withdraw Restricted Shares from the Plan.

(e)
A holder of Restricted Shares must not lodge a withdrawal application in respect of any Restricted Shares if it would breach or may result in a breach of the insider trading provisions of Relevant Law and any approval of the withdrawal application may be withheld or delayed by the Plan Committee where the Plan Committee in its reasonable opinion forms the view that such approval is not appropriate at that time.

8.7	Company not liable under Rule 8.6
The Company is not liable and will not be held responsible to the holder of Restricted Shares for or in relation to any action taken or any inaction by the Company or the Plan Committee under Rule 8.6.

8.8	Deemed withdrawal application
A holder of Restricted Shares is on the occurrence of any of the following events deemed to have made an application under Rule 8.5 to withdraw all Restricted Shares held by the holder at that time:
(a)	the ceasing of employment with the Group of that holder or of the relevant Nominator;

(b)	the occurrence of a Special Circumstance;

(c)	where a Change of Control Event occurs;

(d)	the day immediately following the fifth anniversary of the date of issue of the Restricted Shares; or

(e)	the day immediately following the suspension or termination of the Plan in accordance with the Rules.
8.9	Removal of holding lock
An application for withdrawal served under Rule 8.5 or deemed to have been made under Rule 8.8 is deemed to have been accepted by the Company by the lifting of any holding lock on the relevant Restricted Shares.
8.10	Cease to be in Plan upon acceptance of withdrawal application
Following acceptance under Rule 8.9:
(a)	the relevant Restricted Shares cease to be held in the Plan and subject to these Rules;

(b)	the relevant Restricted Shares cease to be subject to restriction on disposal under Rules 8.2 to 8.9; and

(c)	the Plan Committee must, as soon as practicable, notify the holder in writing of the Shares in respect of which the holding lock has been lifted and the time at which it was lifted.
9	Lapse of Options

9.1	Lapse of Options on Last Exercise Date
Subject to Rule 9.3A, an Option which has not previously lapsed pursuant to any other provision of these Rules, including Rules 9.2 and 9.3, will automatically lapse at 5.00pm (Sydney time) on the Last Exercise Date unless otherwise determined by the Plan Committee.

9.2	Lapse of vested Options where Performance Hurdles satisfied but there is a cessation of employment
Unless previously lapsed, an Option which has vested and in respect of which the applicable Performance Hurdles have been satisfied will lapse on the first to occur of:
(a)
a determination of the Plan Committee that the Option should lapse because the Participant (if he or she is an Employee) or that Participant’s Nominator (if the Participant is not an Employee), in the Plan Committee’s opinion:

(i)	has been dismissed or removed from office for a reason which entitles a Group Company to dismiss that person without notice;

(ii)	has committed an act of fraud, defalcation or gross misconduct in relation to the affairs of a Group Company (whether or not charged with an offence); or

(iii)	has breached any of the Rules; and
(b)
the date that is 3 months after the date of cessation or termination of employment of the Participant (if he or she is an Employee) or that Participant’s Nominator (if the Participant is not an Employee) with the Group (other than due to the occurrence of a Special Circumstance in which case Rule 9.1 will apply or the occurrence of an event set out in subparagraph (a) in which case that subparagraph will apply), unless otherwise determined by the Plan Committee.

9.3	Additional lapsing events
Unless previously lapsed, an Option which has either:
(a)	vested but the applicable Performance Hurdles attaching to that Option have not been satisfied; or

(b)	not vested but the applicable Performance Hurdles attaching to that Option have been satisfied; or

(c)	not vested and the applicable Performance Hurdles attaching to that Option have not been satisfied, will automatically lapse on the date on which the Participant (if he or she is an Employee) or that Participant’s Nominator (if the Participant is not an Employee) ceases to be employed by any Group Company (other than where a Special Circumstance occurs (in which case Rule 9.1 will apply)), unless otherwise determined by the Plan Committee.
9.3A	Lapsing of Options on a Change of Control Event
Each outstanding Option under the Plan, whether or not vested or for which the applicable Performance Hurdles have been satisfied, shall lapse upon the effective time of a Change of Control Event, unless the transaction the subject of the Change of Control Event provides for the continuation or assumption of outstanding Options by the surviving or successor entity or a parent company of that entity, or for the substitution of equivalent awards, as determined in the sole discretion of the Board, of the surviving or successor entity or a parent of that entity. This is subject to the proviso that holders of Options that lapse under this Rule 9.3 are permitted to exercise all of their Options immediately before the Change of Control Event.

9.4	Cessation of rights
Subject to Rule 9.3A, if a Participant fails for any reason to exercise all the Options registered in the Participant’s name before the occurrence of a circumstance set out in Rules 9.1 to 9.3, those Options that the Participant:
(a)	would have been entitled to exercise and that have not been exercised; or

(b)	may have had a right or entitlement to have vested in the Participant, will lapse and all rights of a Participant under the Plan in respect of those Options will cease.

10	Dealings with Options

10.1	Options are personal
Subject to Rule 10.3, Options are personal to the Participant to whom they have been issued and may not be assigned to, transferred to or exercised by any other person without the prior written approval of the Plan Committee.
10.2	No unauthorised disposal
Except as permitted under Rule 10.3, a Participant must not dispose of or grant an Encumbrance over or otherwise deal with an Option or an interest in an Option, and the Encumbrance or disposal or dealing will not be recognised in any manner by the Company.
10.3	Permitted transfer of Options
Options may be transferred, by an instrument of transfer, only where a Change of Control Event occurs.
11	Participation rights, rights issues, reorganisations of capital and winding up

11.1	New issues
(a)	Participants are not entitled to participate in any new issue to existing shareholders of securities in the Company unless:
(i)	they have become entitled to exercise their Options under the Plan; and

(ii)	they do so before the record date for the determination of entitlements to the new issue of securities and participate as a result of being holders of Shares.
(b)	In accordance with the Listing Rules, the Company must give Participants notice of any new issue of securities before the record date for determining entitlements to the new issue.
11.2	Dividends, distributions and rights issues
The Company shall make no adjustment for dividends, distributions, or other rights for which the record date is before the date the Shares are issued.

11.3	Reconstruction of capital

If there is any reconstruction (including consolidation (reverse split), sub-division (stock split), split-up or similar transaction, spin-off, dividend, recapitalization, merger or share exchange) of the issued capital of the Company (whether before or during the Exercise Period) (other than as part of a transaction resulting in a Change of Control Event), then the rights of a Participant (including the number of Options to which each Participant is entitled, the Exercise Price, and the type of shares that the Participant will be entitled to or any other terms) will be changed in a manner determined by the Board to the extent necessary to comply with the Listing Rules applying to a reconstruction of capital at the time of the reconstruction.

11.4	Liquidation or Dissolution

If (whether before or during the Exercise Period) a resolution for a voluntary liquidation or dissolution of the Company is proposed to shareholders (other than for the purpose of a reconstruction) the Plan Committee may, in its absolute discretion, give written notice to Participants of the proposed resolution. Subject to satisfaction of the Performance Hurdles, the Participants may, during the period referred to in the notice, exercise their Options if the Last Exercise Date for the Options has not expired.

11.5	Fractions of Shares

For the purposes of this Rule 11, if Options are exercised simultaneously, then the Participant may aggregate the number of Shares or fractions of Shares for which the Participant is entitled to subscribe. Fractions in the aggregate number only will be disregarded in determining the total entitlement of a Participant.

11.6	Cumulative application

In applying any provisions of this Rule 11 to adjust a number of Shares the subject of an Option or the Exercise Price for Shares, account shall be taken of each prior event requiring adjustment under this Rule 11 so that the effect of successive applications of the provisions of this Rule 11 is cumulative.

11.7	Calculations and adjustments

Any calculations or adjustments which are required to be made under this Rule 11 will be made by the Plan Committee and, in the absence of manifest error, are final and conclusive and binding on the Company and the Participant.

11.8	Notice of change

The Company must within a reasonable period give to each Participant and each relevant Nominator notice of any change under Rule 11 to the Exercise Price of any Options held by the Participant or to the number or type of Shares that the Participant is entitled to subscribe for on exercise of an Option.

12	No quotation of Options

The Company will not seek official quotation of any Options.

13	Administration of the Plan

13.1	Plan Committee’s powers

The Plan Committee will administer the Plan and it will have the power to:
(a)	determine appropriate procedures and make regulations for the administration of the Plan, including vesting and any Performance Hurdles, provided they are consistent with these Rules;

(b)
determine finally and conclusively all questions of fact or interpretation arising in connection with the Plan, including whether any Options have vested and whether Performance Hurdles have been satisfied;

(c)
terminate or suspend the operation of the Plan at any time, subject to any resolution of the Company required by the Listing Rules, provided that the termination or suspension does not adversely affect or prejudice the rights of Participants holding Options at that time;

(d)
delegate any functions, powers or discretions it considers appropriate, for the efficient administration of the Plan, to any person or persons whom the Plan Committee reasonably believes to be capable of performing those functions and exercising those powers or discretions;

(e)	take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules;

(f)	administer the Plan in accordance with these Rules as and to the extent provided in these Rules; and

(g)	make any additions, variations or modifications to the Rules, in relation to the implementation of the Plan and the specific application of the Rules to Employees residing outside Australia.
13.2	Exercise of powers or discretion

Any power or discretion that is conferred on the Plan Committee or Board by these Rules may be exercised by the Plan Committee or Board in the interests or for the benefit of the Company. In exercising that power or discretion, neither the Plan Committee nor the Board is under any fiduciary or other obligations to another person.

13.3	Decisions binding

Whenever the Plan Committee exercises a discretion pursuant to the Rules, the exercise of that discretion shall be in the sole and absolute discretion of the Plan Committee and each decision shall be conclusive, final and binding upon Participants.

13.4	Expenses and costs

Subject to these Rules, the Company must pay all expenses, costs and charges incurred in the administration of the Plan.

13.5	Tax

The Company is not responsible for any Tax which may become payable by a Participant in connection with the grant of any Option, the issue of Shares pursuant to an exercise of Options or any other dealing by a Participant with the Options or Shares. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant, by having accepted the Option, agrees to make adequate provision for United States federal, state and local Taxes, or other applicable non-United States Taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require a Participant to make a cash payment to cover any withholding Tax obligation as a condition of exercise of the Option. If the Participant does not make such payment when requested, the Company may refuse to issue any Share or share certificate under the Plan until arrangements satisfactory to the Company for such payment have been made. The Company may, in its sole discretion, permit a Participant to satisfy, in whole or in part, any withholding Tax obligation which may arise in connection with an Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned Shares, in either case having a fair market value equal to no more than the amount necessary to satisfy the statutory minimum withholding amount due.

14	Amendment to Rules

14.1	Board may amend Rules

Subject to all Relevant Laws, the Board may at any time amend any of these Rules, or waive or modify the application of any of these Rules in relation to a Participant or relevant Nominator.

14.2	Consent of Participants

If an amendment to be made under Rule 14.1 would adversely affect the rights of Participants in respect of any Options then held by them, the Board must obtain the consent of Participants who between them hold not less than 75% of the total number of those Options held by all those Participants before making the amendment.

15	Rights of Participants

15.1	No conferred rights

These Rules:
(a)	do not confer on an Employee the right to receive an Offer;

(b)	do not confer on a Participant or Nominator the right to continue as an employee of any Group Company; and

(c)
do not affect any rights that a Group Company may have to terminate the employment of a Participant or Nominator and may not be used to increase damages in an action brought against the Group Company in respect of that termination.

15.2	Plan not part of employment contract

This Plan does not form part of any contract of employment between any Group Company and an Employee and does not confer directly or indirectly on an Employee any legal or equitable right whatsoever (other than rights as a Participant under the Plan or the holder of any Shares issued pursuant to the exercise of Options issued under the Plan) against any Group Company.

15.3	Voting at general meetings

Participants do not, as Participants, have any right to attend or vote at general meetings of holders of Shares.

16	Participation in other plans

Subject to these Rules, participation in the Plan does not affect, and is not affected by, participation in any other incentive or other scheme of the Company unless the terms of that scheme provide otherwise.

17	Advice

Employees and any nominees approved under Rule 4.3 should obtain their own independent advice at their own cost in relation to the financial, taxation and other implications arising for them as a result of their participation in the Plan.

18	Notices

Any notice or direction given under this Plan is validly given if it is handed to the person concerned or posted by ordinary prepaid post to the person’s last known address. Where a notice or other communication is given by post, it will be deemed to have been received 48 hours after it was put into the post correctly addressed and stamped.

19	Data protection

By participating in the Plan, the Participant and the Nominator, as applicable, consent to the collection, holding and processing of personal data provided by the Participant and/or Nominator for all purposes relating to the operation of the Plan.

20	Compliant with securities laws, listing and registration
(a)
If at any time the Board determines that the delivery of Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or United States federal or state securities laws, or applicable non-United States securities laws, the right to exercise an Option or receive Shares pursuant to an Option shall be suspended until the Board determines that such delivery is lawful. If at any time the Board determines that the delivery of Shares under the Plan is or may violate the rules of the securities exchange on which the Shares are then listed for trade, the right to exercise an Option or receive Shares pursuant to an Option shall be suspended until the Board determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Shares under United States federal or state laws, or applicable non-United States laws.

(b)
The Company may require that a Participant, as a condition to exercise of an Option, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Shares so acquired in violation of United States federal or state securities laws, or applicable non-United States securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with applicable United States federal or state securities laws, or applicable non-United States securities laws. The stock certificates for any Shares issued pursuant to this Plan may bear a legend restricting transferability of the Shares unless such Shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or applicable non-United States securities laws.

(c)
While the Shares are listed for trading on any securities exchange or market (including, without limitation, ASX and NASDAQ Stock Market), the Company shall not make any amendments to this Plan or issue any Awards or take any other action unless such action complies with the relevant Listing Rules.

APPENDIX A
PROVISIONS FOR CALIFORNIA RESIDENTS
With respect to Options granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan, Application Form, or Option Certificate to the contrary:
1	Terms of Options

With respect to any Option granted under the Plan:
(a)	The Exercise Period shall be no more than 120 months from the Grant Date.

(b)
The Options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Plan or applicable Option Certificate, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended.

(c)
Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Option Certificate, or a contract of employment, the right to exercise the Option in the event of termination of employment, to the extent that the Option holder is entitled to exercise on the date employment terminates, will continue until the earlier of the Option expiration date, or:

(i)	At least 6 months from the date of termination if termination was caused by death or disability.

(ii)	At least 30 days from the date of termination if termination was caused by other than death or disability.
2	Plan termination date

The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

3	Shareholder approval

Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Option to a resident of California. Any Option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

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4	Right to repurchase

At the discretion of the Plan Committee, the Company may reserve to itself and/or its assignee(s) in the Option Certificate or any applicable stock restriction agreement a right to repurchase securities held by an Option holder upon such Option holder’s termination of employment at any time within six months after such Option holder’s termination date (or in the case of securities issued upon exercise of an Option after the termination date, within six months after the date of such exercise) for cash or cancellation of purchase money indebtedness, at:

(a)
no less than the fair market value of such securities as of the date of the Option holder’s termination of employment, provided, that such right to repurchase securities terminates when the Company’s securities have become publicly traded; or

(b)
the Option holder’s original purchase price, provided, that such right to repurchase securities at the original purchase price lapses at the rate of at least 20% of the securities per year over 5 years from the Grant Date (without respect to the date the Option was exercised or became exercisable).

The securities held by an officer, director, manager or consultant of the Company or an affiliate may be subject to additional or greater restrictions.

5	Financial statements

The Company will provide financial statements to each Option holder annually during the period such individual has Options outstanding, or as otherwise required under section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Option holders when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

6	Compliant with California law

The Plan is intended to comply with section 25102(o) of the California Corporations Code (Section 25102(o)). Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Plan Committee determines that the delivery of Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Option or receive Shares pursuant to an Option shall be suspended until the Plan Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Shares under U.S. federal or state laws.

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